Exhibit 10.4

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made and entered into effective as of _______________, ______ (the “Effective Date”), by and among (i) ONE STOP SYSTEMS, INC., a Delaware corporation, (“Debtor”), having a mailing address at 2235 Enterprise Street, #101, Escondido, California 92029; (ii) each “Holder” who has executed a counterpart signature page to this Agreement (each, individually, a “Holder” and, collectively, the “Holders”); and (iii) ____________, an individual, as collateral agent for the Holders (in such capacity, “Secured Party”), having a mailing address at _______________, with reference to the following facts:

R E C I T A L S

A.Each of the Holders has advanced a loan (each, individually, a “Loan” and, collectively, the “Loans”) to Debtor pursuant to the terms and conditions of a Senior Secured Promissory Note made and given by Debtor to such Holder on or after the date hereof and which recites that the obligations evidenced thereby are secured by this Agreement (each, individually, a “Note” and, collectively, the “Notes”).

B.As a condition of extending the Loans evidenced by the Notes, the Holders have required that Debtor grant to Secured Party (for the ratable benefit of the Holders) a security interest in and to the Collateral (as defined herein) pursuant to the terms and conditions of this Agreement.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing facts, and upon the mutual covenants and conditions hereinafter contained, the parties hereto hereby agree as follows:

1.Definitions.

(a)Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings ascribed to such terms by Section 9-102 of the California Uniform Commercial Code (the “UCC”) as in effect on the date hereof.

(b)“Obligations” Shall mean and include the following:

(i)

any and all indebtedness of Debtor to the Holders incurred under the Notes or incurred under any other documents securing the Notes or otherwise executed or delivered in connection with the Notes (the Notes and this Agreement, together with any such other documents are herein referred to collectively as the “Loan Documents”) whether or not any such indebtedness is now existing or hereafter incurred, of every kind and character, direct or indirect, and whether any such indebtedness is from time to time reduced and thereafter increased, or entirely extinguished and thereafter re-incurred, including, without limitation, any sums re-advanced thereunder, or advanced by the Holders for taxes, assessments, insurance and other charges and expenses as hereinafter provided, and all amounts owed under any modifications, renewals or extensions of any of the foregoing obligations;

(ii)	The obligations of Debtor under the terms of any one or more of the Loan Documents;
(iii)

the repayment of (a) any amounts that the Holders may advance or spend for the maintenance or preservation of the Collateral (as defined in Section 2 hereof) and (b) any other expenditures that the Holders may make under the provisions of this any one or more of the Loan Documents or for the benefit of Debtor;

(iv)	all amounts owed under any modifications, renewals or extensions of any of the foregoing obligations; and
(v)

any of the foregoing that arises after the filing of a petition by or against Debtor under the Bankruptcy Code, even if the obligations do not accrue because of the automatic stay under Bankruptcy Code § 362 or otherwise.

(c)“Permitted Liens” means all or any of the following:  (i) liens in favor of any or all Holders and/or Secured Party, (ii) liens for taxes or other governmental charges not yet delinquent or being contested in good faith, (iii) liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords and other similar liens imposed by law incurred in the ordinary course of business for sums not overdue or being contested in good faith, (iv) deposits under workers’ compensation, unemployment insurance and social security laws, and deposits to secure the performance of bids, tenders, contracts or leases, and Liens to secure statutory obligations or surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business, (v) banker’s liens and similar liens (including set-off rights) in respect of bank deposits, (vi) precautionary filings made in connection with any capital lease, and (vii) liens securing purchase money loans and capital leases incurred by Debtor to finance the purchase price of real property, fixtures or equipment.

(d)“Required Holders” means, at any time, the Holders who hold a majority of the aggregate outstanding principal balances of all Notes secured by this Agreement at such time.

2.Grant of Security Interest.

Debtor, hereby grants to Secured Party (for the ratable benefit of the Holders) a security interest (the “Security Interest”) in the property described on the attached Exhibit A, whether now owned or hereafter owned or acquired, and all Proceeds and Products thereof in any form, in all parts, accessories, attachments, special tools, additions and accessions thereto, in all increases or profits received therefrom, and in all substitutions therefor (individually and collectively, “Collateral”).   The Security Interest granted by Debtor secures payment of any and all of the Obligations whether or not any such Obligations are now existing or hereafter incurred, of every kind and character, direct or indirect, and whether any such Obligations are from time to time reduced and thereafter increased, or entirely extinguished and thereafter re-incurred, including, without limitation, any sums re-advanced thereunder, or advanced by the Holders for taxes, assessments, insurance and other charges and expenses as hereinafter provided, and all amounts owed under any modifications, renewals or extensions of any of the foregoing obligations.

3.Perfection of Security Interest.

(a)Filing of Financing Statement.  Debtor hereby authorizes Secured Party, at Debtor’s expense, to file in the office of the Delaware Secretary of State initial financing statements, amendments to financing statements and continuation statements, all without Debtor’s signature or execution, that cover all Collateral described herein, and all property that becomes Collateral under Section 9315(a)(2) of the UCC.  Debtor authorizes Secured Party to perform all other acts which Secured Party deems appropriate to perfect and continue the Security Interest and to protect and preserve the Collateral.

(b)Possession.

(i)

Debtor shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where Secured Party chooses to perfect its security interest by possession in addition to the filing of a financing statement.

(ii)

Where Collateral is in the possession of a third party, Debtor will join with Secured Party in notifying the third party of Secured Party’s security interest and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Secured Party.

4.Post-Closing Covenants and Rights Concerning the Collateral.

(a)Inspection.  The parties to this Agreement may inspect any Collateral in the other party’s possession, upon reasonable notice during normal business hours.  In addition, Secured Party shall have the right to verify all or any Collateral in any manner and through any medium Secured Party may consider appropriate and Debtor agrees to furnish all assistance and information and perform any acts which Secured Party may require in connection therewith

(b)Personal Property.  The Collateral shall remain personal property at all times.  Debtor shall not affix any of the Collateral to any real property in any manner which would change its nature from that of personal property to real property or to a fixture.

(c)Secured Party’s Collection Rights.  After the occurrence and during the continuance of an Event of Default, Secured Party, at the direction of the Required Holders, shall have the right to enforce Debtor’s right against the account debtors and obligors.

(d)Limitations on Obligations Concerning Maintenance of Collateral.

(i)	Risk of Loss. Debtor has the risk of loss of the Collateral.
(ii)	No Collection Obligation. Secured Party shall have no duty to collect any income accruing on the Collateral or to preserve any rights relating to the Collateral.

(e)No Disposition of Collateral.  Secured Party does not authorize, and Debtor agrees not to:

(i)

make any sales or leases of any of the Collateral, except the sale of Debtor’s inventory in Debtor’s normal course of business and dispositions of Equipment if replaced with other Equipment of equal or greater value;

(ii)	license any of the Collateral; or
(iii)	grant any other security interest in any of the Collateral.

5.Debtor’s Representations and Warranties.

Debtor warrants and represents that:

(a)Title to and Transfer of Collateral.  It has rights in or the power to transfer the Collateral, it is the sole owner of, and has good title to, the Collateral, and its title to the Collateral is free of all adverse claims, liens, security interests or other encumbrances, except the Security Interest, Permitted Liens and other liens incurred in the ordinary course of Debtor’s business, and is free from all restrictions on transfer or pledge except as created by this Agreement.

(b)Location of Collateral and Records.  All Collateral consisting of Goods is located solely in California.  Debtor’s records concerning the Collateral are kept at the following addresses: _________________.

(c)Location, States of Incorporation and, Name of Debtor.

(i)	Debtor’s chief executive office is located at 2235 Enterprise Street, Suite 110, Escondido, California 92029.
(ii)	Debtor is a business organization legally created and registered in the State of Delaware; and
(iii)	Debtor’s exact legal name is as set forth in the first paragraph of this Security Agreement.

(d)Debtor is authorized to enter into this Security Agreement.

(e)Each Account, Contract Right, Supporting Obligation and Chattel Paper constituting Collateral is genuine and enforceable in accordance with its terms against the party obligated to pay the same.

(f)Each Instrument and each Document of Title constituting Collateral, if any, is genuine and in all respects what it purports to be.

(g)If any Collateral is or will be Investment Property, then such Investment Property is duly and validly authorized and issued, fully paid and nonassessable, is free of all options and charges, and is not subject to any charter, bylaw, statutory, contractual or other restrictions governing its issuance, transfer, ownership or control, except as indicated on the stock certificates for the Investment Property, if any.

(h)If any Collateral is or will be Investment Property, Debtor has delivered to Secured Party all stock certificates or other instruments or documents representing or evidencing the Investment Property, together with corresponding assignments or transfer powers duly executed in blank by Debtor

6.Debtor’s Covenants.

Until the Obligations are paid in full, Debtor shall:

(a)preserve its existence and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets;

(b)not change the state where it is located;

(c)not change its name or its chief executive office address without providing Secured Party thirty (30) days’ prior written notice;

(d)will pay all taxes, assessments and other charges of every nature which may be levied or assessed against the Collateral, will insure the Collateral against risks, and in coverage, form and amount, satisfactory to Secured Party, and, at Secured Party’s request, will deliver  each policy or certificate of insurance therefor to Secured Party;

(e)will defend the Collateral against the claims and demands of all other parties except, as to Inventory, purchasers and lessees in the ordinary course of Debtor’s business, will keep the Collateral free from all security interests or other encumbrances, except the Security Interest and Permitted Liens, and Secured Party does not authorize, and Debtor agrees not to sell, transfer, lease, license, or otherwise dispose of any Collateral or any interest therein (except for Permitted Liens) without the prior written consent of Secured Party which consent shall be in Secured Party’s sole discretion; except that until the occurrence of an Event of Default as hereinafter provided, Debtor may sell or lease Inventory in the ordinary course of Debtor’s business, or dispose of Equipment if replaced with other Equipment of equal or greater value;

(f)will notify Secured Party promptly in writing of any change in the location of any Collateral or of the records with respect thereto, and will permit Secured Party or its agents to inspect the Collateral during normal business hours upon reasonable prior notice;

(g)will keep the Collateral in good condition and repair, and will not use the Collateral in violation of any provisions of this Agreement, of any applicable statute, regulation or ordinance or of any policy insuring the Collateral;

(h)will prevent the Collateral or any part thereof from being or becoming an accession to other goods not covered by this Agreement;

(i)will keep accurate and complete records concerning the Collateral, will mark any and all such records at Secured Party’s request to indicate the Security Interest, and, upon Secured Party’s request, will upon reasonable notice permit Secured Party or its agents to audit and make extracts from such records or any of Debtor’s ledgers, reports, correspondence or other records;

(j)will not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to Secured Party indicating that Secured Party has a security interest in the Chattel Paper;

(k)if an entity, shall maintain its existence as an entity in good standing under the laws of the state of that entity’s formation; and

(l)upon demand, will deliver to Secured Party any Documents of Title and any Chattel Paper constituting, representing or relating to the Collateral or any part thereof, if any, any schedules, invoices, shipping documents, delivery receipts, purchase orders, contracts or other documents representing or relating to purchases or other acquisitions, or sales, leases or other disposition of Collateral and Proceeds thereof, and any and all schedules, documents and statements which Secured Party may, from time to time, request.

7.Insurance

(a)Debtor at all times:

(i)

To the extent not insured under the coverage of a commercial property policy issued for real estate owned by Debtor shall keep the Collateral insured under a special form business personal property policy, for the benefit of Secured Party against loss or damage by fire, lightning, windstorm, hail, explosion, collapse and any other perils covered under such special form policy.  Such policy shall be in the amount of 100% of the replacement cost for all covered items, adjusted annually to reflect increased value due to inflation, and shall contain an agreed amount endorsement.

(ii)

Shall maintain a policy of commercial comprehensive general public liability and property damage insurance.  Such policy shall contain a broad form coverage endorsement and shall be on an occurrence basis and not a “claims made” basis, in a minimum amount of $1,000,000 for each occurrence and $2,000,000 general aggregate coverage.  If such general liability policy covers more than one location, the policy shall contain an endorsement to the effect that the aggregate limit in the policy shall apply separately to each location of Debtor.

(iii)

Shall maintain such other insurance and in such amounts as Secured Party from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Collateral located in or around the region in which the Collateral is located.

(b)All insurance policies required under this Agreement will be written in such manner and with such terms and with such company or companies as shall be approved from time to time by Secured Party.  The company providing casualty insurance must be rated at least A, Class V under the most recently published Best’s Key Rating Guide, Property & Casualty, must be licensed and admitted to do business in all States where any Collateral is located and must manually sign all policies and endorsements.  The business personal property policy shall name Secured Party as loss payee.  Without limiting the foregoing, each policy shall provide or have attached a standard non-contributing, non-reporting mortgagee clause satisfactory to Secured Party in favor of and entitling Secured Party, without contribution, to collect any and all proceeds payable under such insurance as its interest may appear; and/or a provision naming Secured Party as an additional insured, whichever is appropriate to the policy in question as determined by Secured Party, and shall also contain a clause providing that such policy may not be canceled, altered, changed, amended or modified, nor shall any coverage therein be reduced, deleted, amended, modified, changed or canceled by either the party named as the insured or the insurance company issuing the policy without at least thirty (30) days prior written notice having first been received by Secured Party.  The amount of the deductible under each policy must be acceptable to Secured Party.  Each policy must contain language whereby the right of subrogation is waived.

(c)Debtor shall promptly pay when due any and all premiums on all of Debtor’s insurance. The policies of such insurance and all renewals thereof are hereby assigned to, and shall be deposited with and held by, Secured Party, as collateral and further security for the Obligations.

(d)In the event of any loss or damage to the Collateral, Debtor shall give notice to Secured Party.  Secured Party may make proof of loss thereof if not made promptly by Debtor.  Secured Party shall collect and receive the insurance proceeds thereof and endorse drafts of such proceeds, and Secured Party is hereby irrevocably appointed attorney-in-fact of Debtor for such purposes.  Debtor hereby authorizes Secured Party, at the option of Secured Party, and without further consent of Debtor to collect, adjust and compromise any losses or claims under any of such insurance, and after deducting costs and expenses of collection (including without limitation, reasonable attorneys’ fees and expenses) to apply at Secured Party’s option all or part of the proceeds collected by Secured Party (if any) as a credit upon any portion, as selected by Secured Party, of the Obligations, or to repairing, replacing or restoring the Collateral, or both, as the case may be.

8.Registered Holder of Collateral.

If any Collateral consists of Investment Property, Debtor authorizes Secured Party to transfer the same or any part thereof into its own name or that of its nominee so that Secured Party or its nominee may appear of record as the sole owner thereof; provided that so long as no Event of Default has occurred as hereinafter provided, Secured Party shall deliver promptly to Debtor all notices, statements or other communications received by it or its nominee as such registered owner, and upon demand and receipt of payment of necessary expenses thereof, shall issue to Debtor or its designee a proxy or proxies to vote and take all action with respect to such Investment Property.  After the occurrence of any such Event of Default, Debtor waives all rights to be advised or to receive any notices, statements or communications received by Secured Party or its nominee as such record owner, and agrees that no proxy or proxies issued by Secured Party to Debtor or its designee as aforesaid shall thereafter be effective.

9.Income from and Interest on Collateral.

In the event of any Event of Default, Debtor will not demand or receive any income from or interest on the Collateral and if Debtor receives any such income or interest without any demand by it, Debtor will pay the same promptly to Secured Party.  Secured Party may apply the net cash receipts from such income or interest to payment of the Obligations on a pari passu basis, provided that Secured Party shall account for and pay over to Debtor any such income or interest remaining after payment in full of the Obligations.

10.Increases, Profits, Payments or Distributions.

Whether or not an Event of Default has occurred as hereinafter provided, Debtor authorizes Secured Party: (a) to receive any increase in or profits on the Collateral and to hold the same as part of the Collateral; and (b) to receive any payment or distribution upon redemption, or upon dissolution and liquidation of the issuer, of any Collateral; to surrender such Collateral or any part thereof in exchange therefor; and to hold the net cash receipts from any such payment or distribution as part of the Collateral

11.Purchase Money Security Interests.

To the extent Debtor uses the Obligations to purchase Collateral, Debtor’s repayment of the Obligations shall apply on a “first-in-first-out” basis so that the portion of the Obligations used to purchase a particular item of Collateral shall be paid in the chronological order Debtor purchased the Collateral.

12.Events of Default.

The occurrence of any of the following shall, at the written direction of the Required Holders, be an “Event of Default” hereunder:

(a)Any default or Event of Default (as defined below) by Debtor under the Notes or any one or more of the other Loan Documents or any of the Obligations;

(b)The failure of Debtor to comply with any of the provisions of, or the incorrectness of any representation or warranty contained in, this Agreement, the Notes, or any one or more of the other Loan Documents, or in any of the Obligations;

(c)Transfer or disposition of any of the Collateral, except as expressly permitted by this Agreement;

(d)Attachment, execution or levy on any of the Collateral which is not removed or bonded over within 30 days after Debtor receives notice thereof;

(e)Debtor voluntarily or involuntarily becoming subject to any proceeding under (a) the Bankruptcy Code or (b) any similar remedy under state statutory or common law; or

(f)Debtor shall fail to comply with, or become subject to any administrative or judicial proceeding under any federal, state or local (a) hazardous waste or environmental law, (b) asset forfeiture or similar law which can result in the forfeiture of property, or (c) other law, where noncompliance may have any significant effect on the Collateral.

13.Default Costs.

(a)Should an Event of Default occur, Debtor will pay to Secured Party all costs reasonably incurred by Secured Party for the purpose of enforcing its right hereunder, including;

(i)	costs of foreclosure;
(ii)	costs of obtaining money damages; and
(iii)

a reasonable fee for the services of attorneys and other professionals and service providers employed by Secured Party for any purpose related to this Agreement, the other Loan Documents or the Obligations, including consultation, drafting documents, sending notices or instituting, prosecuting or defending litigation or arbitration.

14.Remedies Upon Default.

(a)General.  Upon any Event of Default, Secured Party (at the written direction of the Required Holders) may pursue any remedy available at law (including those available under the provisions of the UCC), or in equity to collect, enforce or satisfy any Obligations then owing, whether by acceleration or otherwise.

(b)Cumulative Remedies.  Upon any Event of Default, Secured Party (at the written direction of the Required Holders) shall have the right to pursue any of the following remedies separately, successively or simultaneously;

(i)	File suit and obtain judgment and, in conjunction with any action, Secured Party may seek any ancillary remedies provided by law, including levy of attachment and garnishment.
(ii)

Take possession of any Collateral if not already in its possession without demand and without legal process.  Upon Secured Party’s demand, Debtor shall assemble and make the Collateral available to Secured Party as it may direct.  Debtor grants to Secured Party the right, for this purpose, to enter into or on any Premises where Collateral may be located.

(iii)	Without taking possession, sell, lease or otherwise dispose of the Collateral at public or private sale in accordance with the UCC.
(iv)

Obtain the appointment of a receiver to handle, maintain, and operate Debtor’s Business and apply the net proceeds to the payment of the Obligations, or to sell and dispose of the Collateral under orders of the Court appointing such receiver for the payment thereof.

15.Foreclosure Procedures.

(a)No Waiver.  No delay or omission by Secured Party to exercise any right or remedy accruing upon any Event of Default shall: (a) impair any right or remedy, (b) waive any default or operate as an acquiescence to the Event of Default, or (c) affect any subsequent default of the same or of a different nature.

(b)Notices.  Secured Party shall give Debtor such notice of any private or public sale as may be required by the UCC.

(c)Condition of Collateral.  Secured Party has no obligation to clean-up or otherwise prepare the Collateral for sale.

(d)No Obligation to Pursue Others.  Secured Party has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and Secured Party may release, modify or waive any Collateral provided by any other person to secure any of the Obligations, all without affecting Secured Party’s rights against Debtor.  Debtor waives any right it may have to require Secured Party to pursue any third person for any of the Obligations.

(e)Compliance With Other Laws.  Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

(f)Warranties.  Secured Party may sell the Collateral without giving any warranties as to the Collateral.  Secured Party may specifically disclaim any warranties of title or the like.  This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

(g)Sales on Credit.  If Secured Party sells any of the Collateral upon credit, Debtor will be credited only with payments actually made by the Purchaser received by Secured Party and applied to the indebtedness of the Purchaser.  In the event the Purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale.

(h)Purchases by Secured Party.  In the event Secured Party purchases any of the Collateral being sold, Secured Party may pay for the Collateral by crediting some or all of the Obligations of Debtor.

(i)No Marshaling.  Secured Party has no obligation to marshal any assets in favor of Debtor, or against or in payment of:

(i)	the Notes,
(ii)	any of the Obligations, or
(iii)	any other obligation owed to Secured Party by Debtor or any other person.

16.Miscellaneous.

(a)Assignment.

(i)

Binds Assignees.  This Agreement shall bind and shall inure to the benefit of the heirs, legatees, executors, administrators, successors and assigns of the Holders and Secured Party and shall bind all persons who become bound as a debtor to this Agreement.

(ii)

No Assignments by Debtor.  The Holders and Secured Party do not consent to any assignment by Debtor except as expressly provided in this Agreement and Debtor shall not otherwise assign this Agreement without the prior written consent of the Required Holders.

(iii)

Assignment by Holders.  A Holder who assigns its rights under its Note shall also assign its rights and interests under this Security Agreement to the same assignee.  If an assignment is made in accordance with the terms of the applicable Note and this Agreement, Debtor and Secured Party shall render performance under this Agreement to such assignee.  Each of Debtor and Secured Party waives and will not assert against any such assignee any claims, defenses or set-offs which Debtor or Secured Party could assert against the assigning Holder except defenses which cannot be waived.

(iv)	Assignment by Secured Party. Assignments by Secured Party of its rights and obligations under this Agreement shall be governed by Section 17(c) below.

(b)Severability.  Should any provision of this Agreement be found to be void, invalid or unenforceable by a court or panel of arbitrators of competent jurisdiction, that finding shall only affect the provisions found to be void, invalid or unenforceable and shall not affect the remaining provisions of this Agreement.

(c)Notices.  Any notice, demand request or other communication given in connection with this Agreement shall be deemed sufficient if in writing and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the party to receive such Notice at its address first set forth above or at such other address as such party may hereafter designate by Notice given in like fashion.  Notices shall be deemed given when mailed.  Notwithstanding the foregoing, routine communications may be sent by ordinary first-class mail. Any notice given to Secured Party in accordance with this Section 16(c) shall be deemed to have been given simultaneously to all Holders.

(d)Headings.  Section headings used this Agreement are for convenience only.  They are not a part of this Agreement and shall not be used in construing it.

(e)Governing Law.  This Security Agreement and the transaction evidenced hereby shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

(f)Rules of Construction.

(i)	No reference to “proceeds” in this Agreement authorizes any sale, transfer, or other disposition of the Collateral by Debtor.
(ii)	“Includes” and “including” are not limiting.
(iii)	“Or” is not exclusive.
(iv)	“All” includes “any” and “any” includes “all.”

(g)Integration.  This Agreement is the entire agreement of Debtor, the Holders and Secured Party concerning its subject matter.

(h)Waiver.  Any party to this Agreement may waive the enforcement of any provision to the extent the provision is for its benefit.

(i)Additional Security.  As further security for payment of the Obligations, Debtor hereby grants to Secured Party a Security Interest in and lien on any and all property and proceeds of Debtor which is or may hereafter be in any Holder’s possession in any capacity, including, without limitation, all monies, escrows and reserves owed or to be owed by any Holder to Debtor.  With respect to all of such property, Secured Party shall have the same rights hereunder as it has with respect to the Collateral.  Without limiting any other right of Secured Party, whenever

Secured Party (at the written direction of the Required Holders) has the right to declare any Obligations to be immediately due and payable (whether or not it has so declared), Secured Party at its sole election may set off against the Obligations any and all monies then owed to Debtor by the Holders in any capacity, whether or not due, and the Holders shall be deemed to have exercised such right of setoff immediately at the time of such election even though any charge therefor is made or entered on the Holders’ and Secured Party’s records subsequent thereto.

(j)Right to Perform Duties and Charge Debtor.  Upon Debtor’s failure to perform any of its duties hereunder, Secured Party may, but shall not be obligated to, perform any or all such duties, and Debtor shall pay an amount equal to the expense thereof to Secured Party forthwith upon written demand by Secured Party.

(k)Right to Collect on Collateral.  Secured Party (at the written direction of the Required Holders) may demand, collect and sue on the Collateral (in either Debtor’s or Secured Party’s name at the latter’s option) with the right to enforce, compromise, settle or discharge the Collateral, and may endorse Debtor’s name on any and all checks, commercial paper, and any other Instruments pertaining to or constituting the Collateral.

(l)No Waiver.  No delay or omission by Secured Party in exercising any right or remedy hereunder or with respect to any Obligations shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy.  Secured Party may remedy any default by Debtor hereunder or with respect to any Obligations in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by Debtor.  All rights and remedies of Secured Party hereunder are cumulative.  All duties and obligations of Debtor hereunder are joint and several.

(m)Waivers of Protest and Notice.  Secured Party shall have no obligation to take, and Debtor shall have the sole responsibility for taking, any and all steps to preserve rights against any and all prior parties to any Instrument or Chattel Paper, whether Collateral or Proceeds and whether or not in Secured Party’s possession.  Debtor waives protest of any Instrument constituting Collateral at any time held by Secured Party on which Debtor is in any way liable and waives notice of any other action taken by Secured Party.

(n)Inurement.  The rights and benefits of Secured Party hereunder shall, if Secured Party so agrees, inure to any party acquiring any interest in the Obligations or any part thereof.  This Security Agreement shall bind all persons who become bound as a debtor to this Security Agreement pursuant to the California Uniform Commercial Code.

(o)Amendments.  No modification, rescission, waiver, release or amendment of any provision of this Security Agreement shall be made except by a written agreement signed by Debtor, Secured Party and the Required Holders.  Any such modification, rescission, waiver, release or amendment shall be binding upon Debtor, Secured Party and all Holders.

(p)No Effect on Security Interest by Amendment.  No extension, alteration or other such modification of the Note or any of the other Loan Documents shall affect the attachment, perfection, validity or priority of this Agreement or the associated financing statements.

(q)Joint and Several Obligations.  All obligations of each Debtor hereunder shall be joint and several.

17.Secured Party and the Holders

(a)Appointment, Powers and Immunities of Secured Party.  Each Holder hereby appoints and authorizes Secured Party to act as its agent hereunder and under the other Loan Documents with such powers as are expressly delegated to Secured Party by the terms of this Agreement, together with such other powers as are reasonably incidental thereto.  Secured Party shall not have any duties or responsibilities except those expressly set forth in this Agreement.  Secured Party shall not be required or permitted to take any action which is contrary to this Agreement or any other Loan Document or applicable law.  Secured Party shall take only such actions with respect to this Agreement and the other Loan Documents as shall be directed by the Required Holders.

(b)Defaults.  Secured Party shall not be deemed to have knowledge or notice of the occurrence of any Event of Default hereunder unless Secured Party has received a written notice from a Holder or Debtor, referring to this Agreement, describing such Event of Default and stating that such notice is a “Notice of Default.”  If Secured Party receives such a notice of the occurrence of an Event of Default, Secured Party shall give prompt notice thereof to all Holders.  Secured Party shall take such action with respect to such Event of Default as shall be reasonably directed by the Required Holders.  Notwithstanding anything contained in any Loan Document to the contrary, upon the occurrence of an Event of Default, the exercise of any rights and/or remedies set forth in this Agreement or any other Loan Document shall be made only by Secured Party and only at the written direction, or with the written consent, of the Required Holders.

(c)Resignation or Removal of Secured Party.  Secured Party may resign at any time by giving ninety (90) days prior written notice thereof to Debtor and the Holders, and Secured Party may be removed at any time with or without cause by the Required Holders upon ninety (90) days prior written notice thereof to Debtor and Secured Party.  Upon any such resignation or removal, the Required Holders shall have the right to appoint a successor Secured Party.  Upon the acceptance of any appointment as “Secured Party” hereunder by a successor Secured Party, such successor Secured Party shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Secured Party, and the retiring Secured Party shall be discharged from the duties and obligations thereafter arising hereunder.  If no successor Secured Party is appointed by the Required Holders within ninety (90) days after written notice of Secured Party’s resignation or removal, then such resignation or removal shall nonetheless become effective in accordance with such notice and (a) the retiring Secured Party shall be discharged from its duties and obligations under this Agreement and under the other Loan Documents (except that in the case of any Collateral held by Secured Party on behalf of the Holders under any of the Loan Documents, the retiring Secured Party shall continue to hold such Collateral until such time as a successor Secured Party is appointed) and (2) all payments, communications and determinations to be made by, to or through Secured Party shall instead be made by or to each Holder directly, until such time as the Required Holders appoint a successor Secured Party as provided herein.

(d)Secured Party and Collateral.  Secured Party shall hold all Collateral for the benefit of the Holders with the intention that each Holder will have an undivided pro-rata interest in all of the Collateral.  Any Collateral held by any Holder will likewise be held on behalf of all Holders.

(e)Sharing of Payments

(i)	Each payment of principal and interest received by Secured Party pursuant to this Agreement shall be shared among the Holders pro-rata.
(ii)

Each payment of expenses, charges, costs and fees payable to Secured Party or any Holder pursuant to this Agreement or any other Loan Document shall be shared among Secured Party and/or the Holders that incurred such expense, charge, cost or fee, pro-rata in accordance with (i) the respective amounts so owed to Secured Party and/or such Holders and (ii) the dates on which such amounts became owing to Secured Party and/or such Holders.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

SECURED PARTY:
, an individual,
as collateral agent for the Holders

DEBTOR:	ONE STOP SYSTEMS, INC.,
a Delaware corporation

By:
John Morrison, Chief Financial Officer

COUNTERPART SIGNATURE PAGE TO
SECURITY AGREEMENT

HOLDER:
[Printed Name of Holder]

[Signature]

[Name and Title of Authorized Signatory if
Holder is an entity]

EXHIBIT “A” to Security Agreement
Description of Collateral

“Collateral” means all of Debtor’s right, title and interest in, to and under the Debtor’s assets and equipment, including titles to said assets (the “Pledged Assets”), together with all of Debtor’s books and records related to the Pledged Assets, all products, proceeds and revenues of the Pledged Assets, and all substitutions for the Pledged Interests and additions to the Pledged Assets, including all stock rights and membership interest rights (including all economic rights, all management and governance rights and all other rights of Debtor arising out of Debtor’s status as a shareholder or member of any affiliated company), rights to subscribe, rights to dividends and distributions of every kind, voting rights, and all other rights and property to which Debtor is or may hereafter become entitled on account of the Pledged Assets.  The first priority security interest provided hereby is pari passu with Note(s) issued by Debtor on similar terms as those set forth in the Note.